U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 31, 2004


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
        (Exact name of small business issuer as specified in its charter)


            Nevada                       0-23485                98-0177646
            ------                       -------                ----------
  State or other jurisdiction     Commission File Number   (IRS Employer ID No.)
jurisdiction of  incorporation)

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                              --------------------
                   (Address of principal executive offices)


                                 86-574-56169308
                                 ---------------
                           (Issuer's Telephone Number)

Item 1.01 Entry into a Material Definitive Agreement

     On or about December 31, 2004, we entered into a Stock Purchase Agreement (the "Agreement"), with Ms. Shunli Shi, the holder of the balance of 30% interest in Ningbo Anxin International Company Limited ("Ningbo Anxin"). We had acquired the initial 70% of Ningbo Anxin on October 4, 2004. As a result, Ningbo Anxin is now a wholly owned subsidiary of our company. The Agreement provides for us to issue 4,000,000 "restricted" shares of our common stock for the 30% interest.

     Ningbo Anxin is located in Ningbo, Zhejiang Province, China, 200 miles south of Shanghai, and was established in 1997. It is a company operating international trade as well as a manufacturer in integrated packaging paper industry. It holds an ISO9000 certificate and national license to import and export. In addition to its own operations, Anxin operates three subsidiaries, including: (i) Shanghai Anhong Paper Co. Ltd., ("Anhong"), a trading company located in Shanghai, with another manufacturing facility in Ningbo; Anhong's main products are "Federal" SBS and "Hang Kong" CCB; (ii) Ningbo Long'an Industry and Trade Co. Ltd ("Long'an"), which has been set up to begin the business of Indonesia 'Hang Kong" CCB. It holds the national license to import and export; and (iii) Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"). Yonglongxin holds an ISO9000 certificate and has five series of products, including golden and silver paperboards, aluminum foil paperboards, pearl paperboards, laser paperboards and mirror-like paperboards Anxin has a distribution network covering east and central China.

     Federal SBS is made by International Paper Company ("IP"), the No.1 paper making company in Asia. Hang Kong CCB is manufactured by Asia Pulp & Paper Co. Ltd. ("APP"), an Indonesian company which claims to be ranked in the top 3 in the world paper manufacturing industry. We believe that these two products are the top choices for China's domestic high-level packaging materials. Anxin is a primary distributor for IP and APP in China. The products mainly aim at top-level packaging materials like cigarettes, alcohol, gifts, cosmetics, pharmaceuticals and tea. Our primarily markets are the printing and tobacco manufacturing industries. Current clients of Anxin include Dare Technology Co., Ltd. (a Chinese Listed Company), Shanghai Tobacco Industry Printing Factory and Xuzhou Tobacco Industry Company. Among all the products, we believe that "Federal" SBS holds approximately 15% of the total Chinese domestic market share and "Hang Kong" CCB holds approximately 20% of the total domestic market share in China.

     By offering high value-added products through improving production capability and developing new product line, Dragon hopes to increase its market share significantly in China. In addition, Dragon intends to expand its businesses to paper-making and printing industry by acquisition. However, there are no assurances that Dragon will be able to increase its market share, or successfully consummate any acquisition to accomplish these objectives. As of the date of this report, there is no definitive agreement between Dragon or Anxin to engage in any acquisition and there can be no assurances that such an agreement will be consummated in the future.

     The Registrant has previously filed audited financial statements for Ningbo Anxin International Company Limited as part of its Form 8-K/A1, dated December 3, 2004.

Item 3.02 Unregistered Sales of Equity Securities.

     As previously disclosed in Item 1.01 above, we issued an aggregate of 4,000,000 "restricted" shares of our Common Stock to one person as part of the Agreement described therein. We relied upon the exemption from registration afforded by Regulation S, promulgated under the Securities Act of 1933, as amended, to issue these securities.

     Effective  January 17,  2005,  a holder of a  convertible  promissory  note exercised his conversion rights applicable thereto and we issued 1,095,000 common shares to him pursuant to the terms of said note. Effective February 7, 2005, holders of outstanding convertible promissory notes exercised their respective conversion rights applicable thereto and we issued an aggregate of 3,041,789 common shares to four holders pursuant to the terms of their notes. We relied upon the exemption from registration afforded by Regulation D and Section 4/2, promulgated under the Securities Act of 1933, as amended, to issue these securities.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Number            Exhibit
------            -------

 2.7              Stock Purchase Agreement

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DRAGON INTERNATIONAL GROUP CORP.
                                 (Registrant)
Dated: February 15, 2005


                                 By:s/ David Wu
                                    --------------------------------------------
                                 David Wu, Chief Executive Officer and President